SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 15, 2006
SPARTECH CORPORATION

(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

1-5911	43-0761773

(Commission File Number)	(IRS Employer Identification No.)
120 South Central Avenue, Suite 1700, Clayton, Missouri 63105

(Address of principal executive offices) (Zip Code)
(314) 721-4242

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPARTECH CORPORATION
FORM 8-K

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e)  Compensatory Arrangements of Certain Officers
1. Adoption of Standard Equity Award Terms Under the Spartech Corporation Long-Term Equity Incentive Program.
On December 4, 2006, the Company’s Compensation Committee adopted the Spartech Corporation Long-Term Equity Incentive Program (the “LTI Program”). The LTI Program was set forth as Exhibit 5.02(1) to the Company’s Form 8-K filed December 7, 2006.
On December 15, 2006 the Compensation Committee adopted standard terms and award forms for the various types of awards to be granted under the LTI Program, as follows:
a. Restricted Stock Award Form.
The approved terms for awards of Restricted Stock are set forth in the form of Restricted Stock Award included herewith as Exhibit 5.02(1). Each award permits the holder to receive, on a predetermined vesting date, a specified number of shares of Company common stock.
Each award will vest at a rate of 25% per full year from the grant date but will fully vest upon the holder’s death or disability or in the event of a change in control of the Company. Each award will terminate in the event of the termination of the holder’s employment with the Company except by reason of death, disability or retirement.
b. Stock-Settled Stock Appreciation Right Award Form.
The approved terms for awards of Stock-Settled Stock Appreciation Rights are set forth in the form of Restricted Stock Award included herewith as Exhibit 5.02(2). Each award permits the holder to receive, upon exercise at the holder’s discretion after a specified vesting date, the appreciation in value of a specified number of shares of Company common stock between the date of the award and the exercise date. The value of the award is paid out in shares of Company common stock. For purposes of the award, the value of the Company common stock on the date of the award is deemed to be the closing price on the New York Stock Exchange on that date.
Each award will vest at a rate of 25% per full year from the grant date but will fully vest upon the holder’s death or disability or in the event of a change in control of the Company. Each award will terminate in the event of the termination of the holder’s employment with the Company except by reason of death, disability or retirement, and will expire 10 years from the grant date if not exercised.

c. Performance Share Award Form.
The approved terms for awards of Performance Shares are set forth in the form of Restricted Stock Award included herewith as Exhibit 5.02(3). Each award permits the holder to receive, after a specified performance period, a number of shares of Company common stock for each performance share awarded. The number of shares of common stock to be received for each performance share will be determined by a predetermined formula based on the extent to which the Company achieves certain performance criteria specified in the award over the performance period.
Each award will terminate in the event of the termination of the holder’s employment with the Company prior to the end of the performance period except by reason of death, disability or retirement. In the event of the holder’s death, disability or retirement prior to the end of the performance period the number of performance shares will be pro rated based on the completed portion of the performance period. In the event of a change in control of the Company the performance period will end and the Committee will determine satisfaction of the performance criteria at that time.
2. Establishment of Performance Criteria and Approval of Awards under the LTI Program.
On December 15, 2006, the Compensation Committee approved awards to the Company’s executive officers under the LTI Program, based on a target dollar value both in the aggregate and for each type of award. The actual number of award shares or rights or units was determined by dividing the target dollar value by a specified unit value determined by the Committee.
For the December 15, 2006 Restricted Stock awards, the unit value was the NYSE closing price of the Company’s common stock on the grant date, which was $26.41 per share.
For the December 15, 2006 Stock-Settled Stock Appreciation Right awards, the base price was the NYSE closing price of the Company’s common stock on the grant date, which was $26.41 per share, and the unit award value was an estimated Black-Scholes value, based on that closing price and other relevant assumptions, of $9.62 per Right.
The Committee also designated the 2007-2009 performance period for awards of Performance Shares and established the performance criteria for that performance period. The performance criteria are based on a comparison of the Company’s fiscal 2007-2009 Total Shareholder Return (“TSR”) to the TSR for the same period of each member of a performance group selected by the Committee consisting of 20 other companies in the same or related industries. The payout multiple for the Performance Shares will range from zero to 2.0 common shares per award unit, based on the number of performance group companies whose 2007-2009 TSR is exceed by Spartech’s 2007-2009 TSR. The Performance Criteria are set out in Exhibit 5.02(4).
The unit value of these Performance Share awards will be determined by independent appraisal, and the awards will be granted effective on the first day of the calendar month following the Company’s receipt of the final appraisal.

The following chart lists the awards approved for each of the Company’s Named Executive Officers (as determined from the Company’s 2006 proxy statement):

			Stock-Settled Stock		Performance
	Restricted Stock		Appreciation Rights		Shares
Name, Title	$ Value	Shares	$ Value	Rights	$ Value

George A. Abd, President and
CEO (Principal Executive Officer)	$540,000	20,480	$720,000	74,900	$540,000

Randy C. Martin, Executive VP
(Principal Financial Officer)	$130,000	4,960	$170,000	17,200	$123,750

Steven J. Ploeger, Executive VP	$125,000	4,760	$165,000	17,200	$116,250

Jeffrey D. Fisher, Senior VP
and General Counsel	$65,000	2,480	$80,000	8,400	$59,625

Michael G. Marcely, VP and
Corporate Controller	$50,000	1,920	$55,000	5,800	$42,750
3. Establishment of 2007 Performance Bonus Criteria and Target Awards.
On December 15, 2006 the Committee established the Company’s 2007 fiscal year as the next performance period under the Company’s 2006 Executive Bonus Plan, which was adopted by the Committee on December 19, 2005 and approved by the Company’s shareholders in March 2006. All eight of the Company’s executive officers are participants in the Plan. The Committee also established performance goals for the 2007 performance period consisting of specific targets for operating earnings, conversion cost per pound, and working capital as a percentage of sales. If the targets are met, the Company’s executive officers will receive bonuses of 40% to 64% of their 2007 base salary (depending on the position), which is an amount consistent with the level of annual bonuses paid by the Company for these positions in prior years. If the targets are exceeded, the participants will receive a higher bonus payout, up to a maximum of 3.0 times the target amount, but if the targets are not met, the bonus payouts will be lower and may be zero if minimum performance levels are not met.
The Committee also approved discretionary bonuses for the Chief Executive Officer and the Chief Financial Officer for fiscal 2007 in the target amounts of 16% and 10%, respectively, of their 2007 base salaries, to be awarded by the Committee based on non-financial goals determined by the Committee.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

5.02(1)	Form of Restricted Stock Award.

5.02(2)	Form of Stock-Settled Stock Appreciation Right Award.

5.02(3)	Form of Performance Share Award.

5.02(4)	Performance Criteria for 2007-2009 Performance Period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date December 20, 2006	By /s/ JEFFREY D. FISHER
Jeffrey D. Fisher
Senior Vice President, General Counsel and Secretary